UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): November 12, 2023
____________________
TransUnion

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
____________________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
TransUnion (“TransUnion” or the “Company”) today announced the next step in its ongoing, multi-year transformation effort to optimize its operating model and advance its technology (the “Plan”). TransUnion’s Board of Directors approved the Plan on November 12, 2023.
We expect that the implementation of the Plan will impact approximately 10% of the Company’s global workforce. We intend to transition certain job responsibilities to our Global Capability Centers, which we expect will improve productivity, save costs and fund growth. We also intend to eliminate roles in the near-term to further reduce operating expenses. In addition, we plan to complete our cloud migration initiative, called Project Rise, and leverage Neustar, Inc.’s cloud-native technology to create our integrated data management, identity resolution, analytics and delivery platform, branded OneTruTM.
We expect to recognize one-time pre-tax expenses associated with the Plan of $355 to $375 million from the fourth quarter 2023 through the end of 2025, with the majority of costs to be incurred by the end of 2024. We anticipate that pre-tax expenses will consist of approximately $155 million of employee separation and facility exit costs and approximately $210 million in other costs, including approximately $65 million related to the final year of Project Rise, and approximately $145 million to implement OneTruTM and optimize the operating model. All pre-tax expenses will be cash expenditures other than approximately $15 to $20 million of non-cash facility exit costs. In addition, we anticipate capital expenditures to increase to approximately 9% of revenue in 2024 and then return to approximately 8% of revenue for 2025 due to investment in our technology infrastructure in connection with the Plan. We intend to adjust all non-GAAP measures for the pre-tax expenses associated with implementing the Plan.
Item 7.01 Regulation FD Disclosure.
On November 15, 2023, TransUnion issued a press release announcing the initiation of the Plan. A copy of the press release is attached as Exhibit 99.1 hereto.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by TransUnion under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless TransUnion expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
TransUnion Forward-Looking Statements
This current report on Form 8-K contains “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this report that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These forward-looking statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions. Such forward-looking statements include statements regarding the timing and scope of the Plan, the amount and timing of the related charges and cash expenditures, the intended objectives of the Plan, and the expected benefits, including expected cost savings resulting from the Plan. Many factors could cause the actual results of the Plan to differ materially from those expressed in these forward-looking statements. These factors include, among other things: (i) the preliminary nature of our estimates of the charges and cash expenditures to be incurred in connection with the Plan, which are subject to change as we make decisions and refine these estimates over time; (ii) timing delays in implementing the Plan because of legal requirements; and (iii) potential disruption to our business and operations as we implement the Plan. A discussion of these and other risks and uncertainties that could cause our actual results to differ materially from these forward-looking statements is included in the documents that we file with the Securities and Exchange Commission (“SEC”)

on Forms 10-K, 10-Q, 8-K, and other documents we file from time to time with the SEC. These forward-looking statements speak only as of the date of this report. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of TransUnion, dated November 15, 2023 (furnished pursuant to Item 7.01)
104	Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: November 15, 2023	By:	/s/ Todd M. Cello
	Name:	Todd M. Cello
	Title:	Executive Vice President, Chief Financial Officer